QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.(a)(1)(F)

Form of Electronic
Confirmation Notice

Your Stock Option Exchange Election Form has been successfully submitted to the Equity Compensation Department. Please save a copy for your records.

If you have questions regarding the Stock Option Exchange Election Form, contact the Equity Compensation Department via e-mail at mailto:optionx@adobe.com or at (408) 536-3122.

QuickLinks

  Exhibit 99.(a)(1)(F)
Form of Electronic Confirmation Notice